Exhibit 3.25

Form LLC-5.5	Illinois	This space for use by
December 2003	Limited Liability Company Act	Secretary of State
Articles of Organization
Jesse White
Secretary of State	SUBMIT IN DUPLICATE	FILED MAY 17, 2005
Department of Business Services	Must be typewritten
Limited Liability Company Division
Room 351, Howlett Building	This space for use by Secretary of State	JESSE WHITE
Springfield, IL 62756
http://www.cyberdriveillinois.com	Date 5-17-2005	SECRETARY OF STATE
Assigned File # 0151-577-2
[ILLEGIBLE]	Filing Fee $500.00
Approved: JAB

1.	Limited Liability Company Name:	KH Ingham Park South, LLC

(The LLC name must contain the words limited liability company, L.L.C. or LLC and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)

2.	The address of its principal place of business: (Post office box alone and c/o are unacceptable.) 5999 New Wilke Road, Suite 504
Rolling Meadows, IL 60008

3.	The Articles of Organization are effective on: (Check one)
	a)	☒	the filling date, or b) ☐	another date later than but not more than 60 days subsequent to the filling date:
(month, day, year)

4.	The registered agent’s name and registered office address is:

	Registered agent:	CT Corporation System
		First Name	Middle Initial	Last Name
	Registered Office:	208 S. LaSalle Street
	(P.O. Box and	Number	Street	Suite #
	c/o are unacceptable)	Chicago, IL 60604		Cook
		City	ZIP Code	County

5.	Purpose or purposes for which the LLC is organized: Include the business code # (IRS Form 1065). (If not sufficient space to cover this point, add one or more sheets of this size.)
“The transaction of any or all lawful business for which limited liability companies may be organized under this Act.”

Business Code 531390

6.	The latest date, if any, upon which the company is to dissolve perpetual .
(month, day, year)
Any other events of dissolution enumerated on an attachment. (Optional)

7.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a)(8) included as attachment:
If yes, state the provisions(s) from the ILLCA. ☐ Yes ☒ No

8.	a) Management is by manager(s): ☐ Yes ☒ No
If yes, list names and business addresses.

b) Management is vested in the member(s): ☒ Yes ☐ No
If yes, list names and addresses.

Kimball Hill Homes Illinois, LLC
5999 New Wilke Road
Suite 504
Rolling Meadows, IL 60008
0116-339-6

9.	I affirm, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

Dated May 10 , 2005 (Month/Day) (Year)

	Signature(s) and Name(s) of Organizer(s)	Address(es)

1.	/s/ Edward J. Madell	1.	5999 New Wilke Road, Suite 504
	Signature		Number	Street

	Edward J. Madell, Organizer		Rolling Meadows
	(Type or print name and title)		City/Town
			Illinois	60008
	(Name if a corporation or other entity)		State	ZIP Code
2.		2.
	Signature		Number	Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State	ZIP Code
3.		3.
	Signature		Number	Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State	ZIP Code

(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)